UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2011

Hot Topic, Inc.
(Exact name of registrant as specified in charter)

California	0-28784	77-0198182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18305 E. San Jose Avenue
City of Industry, California		91748
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 839-4681

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of Hot Topic, Inc. held on June 7, 2011, the eight nominees for director listed below were elected to hold office until the Company’s 2012 Annual Meeting of Shareholders and the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending January 28, 2012 was ratified.  Further, the shareholders reapproved the Section 162(m) performance criteria of our 2006 Equity Incentive Plan, approved (on a non-binding and advisory basis) the compensation of our named executive officers and approved an annual non-binding advisory vote on the compensation of our named executive officers.  Set forth below are the voting results for these proposals:

		Against/		Broker
	For	Withhold	Abstain	Non-Votes
(i) Election of Directors

(a) Steven Becker	29,523,782	2,547,640	N/A	9,102,517

(b) Evelyn D'An	31,685,748	385,674	N/A	9,102,517

(c) Matthew Drapkin	31,309,406	762,016	N/A	9,102,517

(d) Lisa Harper	31,688,150	383,272	N/A	9,102,517

(e) W. Scott Hedrick	28,604,834	3,466,588	N/A	9,102,517

(e) Bruce Quinnell	31,642,212	429,210	N/A	9,102,517

(f) Andrew Schuon	29,829,946	2,241,476	N/A	9,102,517

(g) Thomas Vellios	29,872,003	2,199,419	N/A	9,102,517

(ii) Ratification of Ernst & Young LLP as the Company's Independent Auditors for the fiscal year ending January 28, 2012	40,600,815	554,829	18,295	N/A

(iii) Reapproval of Internal Revenue Code Section 162(m) performance criteria of the Company’s 2006 Equity Incentive Plan	30,729,904	1,325,774	15,744	9,102,517

(iv) Approval of the Compensation of the Company’s Named Executive Officers	27,613,239	4,261,079	197,104	9,102,517

	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
(v) Approval of the Frequency of Advisory Votes by Shareholders of the Compensation of the Company’s Named Executive Officers	28,210,159	35,202	3,629,055	197,006	9,102,517

Based on the recommendation of the Company’s Board of Directors and the voting results, the Company has determined to hold an annual advisory vote on compensation to its named executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOT TOPIC, INC.

	By:	/s/ JAMES MCGINTY
James McGinty
Chief Financial Officer

Date: June 9, 2011